EXHIBIT 99.1

Norwegian Cruise Line Holdings Ltd. Appoints Stella David to Its Board of Directors

Ms. David Brings Expertise in Marketing and a Fresh Perspective to the Board

MIAMI, Dec. 12, 2016 (GLOBE NEWSWIRE) -- Norwegian Cruise Line Holdings Ltd. (Nasdaq:NCLH) (together with NCL Corporation Ltd., “Norwegian Cruise Line Holdings,” “Norwegian” or the “Company”) today announced that Ms. Stella David will be appointed to its Board of Directors (the “Board”) as a new independent member, as of January 1, 2017.

“I am delighted to welcome Stella to our board of directors,” said Walter L. Revell, chairman of the Board. “Stella’s experience overseeing a remarkable collection of global spirit brands and with successful marketing and brand building gives her a unique perspective that’s an excellent complement to the diverse talents of our other Board members,” continued Revell.

As the former chief executive officer of William Grant & Sons Limited, Ms. David was responsible for the growth of the business from 2009 through 2016, with a focus on developing brand awareness, including that of Glenfiddich and Hendrick’s Gin, global expansion into new markets, as well as acquisitions and innovations. Under her leadership, the company acquired Tullamore D.E.W. Irish whiskey and Drambuie liqueur. Prior to that, Ms. David held a variety of key positions at Bacardi Limited over a 15-year period, including chief executive officer of the United Kingdom, Irish, Dutch and African businesses and global chief marketing officer.

“Stella’s strategic insights and marketing savvy will further position the Company for sustained growth and will support our operations in today’s dynamic international business environment,” said Frank J. Del Rio, president and chief executive officer of Norwegian Cruise Line Holdings and a member of the Company's Board.

“I’m thrilled to be joining the board of a company that has helped create memorable vacations for guests for the last 50 years,” said Stella David.  “I look forward to sharing my insights with my fellow Board members and management to continue to build these great brands.”

About Norwegian Cruise Line Holdings Ltd.

Norwegian Cruise Line Holdings Ltd. (Nasdaq:NCLH) is a leading global cruise company which operates the Norwegian Cruise Line, Oceania Cruises and Regent Seven Seas Cruises brands.

With a combined fleet of 24 ships with approximately 46,500 berths, these brands offer itineraries to more than 510 destinations worldwide. The Company will introduce four additional ships through 2020.

Norwegian Cruise Line is an innovator in cruise travel with a history of breaking the boundaries of traditional cruising, most notably with the introduction of "Freestyle Cruising," which revolutionized the industry by giving guests more freedom and flexibility. Norwegian Cruise Line offers The Haven by Norwegian, a luxury enclave with suites, private pools and dining, concierge service and personal butlers. Oceania Cruises offers an unrivaled vacation experience renowned for the finest cuisine at sea and destination-rich itineraries that span the globe. Expertly crafted voyages aboard designer-inspired, intimate ships call on ports across Europe, Asia, Africa, Australia, New Zealand, the South Pacific and the Americas. Regent Seven Seas Cruises offers the industry’s most inclusive luxury experience aboard its all-suite fleet.  Accompanying the unprecedented personalized service, gourmet cuisine and world-class entertainment, a voyage with Regent Seven Seas Cruises also includes round-trip air transportation to the port of origin with business class air provided for any intercontinental flights, fine wines and spirits throughout the ship, unlimited free internet access, ground transfers, pre-paid gratuities and complimentary sightseeing excursions at every destination visited.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release constitute forward-looking statements within the meaning of the U.S. federal securities laws intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this release, including, without limitation, those regarding our business strategy, financial position, results of operations, plans, prospects and objectives of management for future operations (including development plans and objectives relating to our activities), are forward-looking statements. Many, but not all, of these statements can be found by looking for words like "expect," "anticipate," "goal," "project," "plan," "believe," "seek," "will," "may," "forecast," "estimate," "intend," "future," and similar words. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to the impact of: adverse general economic and related factors, such as fluctuating or increasing levels of unemployment, underemployment and the volatility of fuel prices, declines in the securities and real estate markets, and perceptions of these conditions that decrease the level of disposable income of consumers or consumer confidence; the risks and increased costs associated with operating internationally; an impairment of our tradenames or goodwill which could adversely affect our financial condition and operating results; our efforts to expand our business into new markets; adverse events impacting the security of travel, such as terrorist acts, acts of piracy, armed conflict and threats thereof and other international events; breaches in data security or other disturbances to our information technology and other networks; the spread of epidemics and viral outbreaks; adverse incidents involving cruise ships; changes in fuel prices and/or other cruise operating costs; and other factors set forth under "Risk Factors" in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q and subsequent filings by the Company with the Securities and Exchange Commission. The above examples are not exhaustive and new risks emerge from time to time. Such forward-looking statements are based on our current beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we will operate in the future. These forward-looking statements speak only as of the date made. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based, except as required by law.

Investor Relations Contact
Andrea DeMarco
(305) 468-2339
InvestorRelations@nclcorp.com

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